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                                   EXHIBIT 23






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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41039 of ShowBiz Pizza Time, Inc. on Form S-8 of our report dated February 16, 2001, appearing in this Annual Report on Form 10-K of CEC Entertainment, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 30, 2001








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